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                                                                    EXHIBIT 5.1



                                  May 23, 2000
                                ----------------



Dataram Corporation
Route 571
P.O. Box 7528
Princeton, NJ  08543-7528


      Re: Dataram Corporation Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

     We refer to Post-Effective Amendment No. 1 to registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, under which 180,000 additional shares of the common stock ("Common Stock") of Dataram Corporation (the "Company") are registered. These shares are issuable upon the exercise of Non-Employee Directors' and Officers' options issued by the Company. We advise you that, in our opinion, when such shares have been issued and sold in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,

                         DILLON, BITAR & LUTHER, L.L.C.

                         Dillon, Bitar & Luther, L.L.C.